UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026 (September 29, 2026)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Unsecured Loans

On September 29, 2026, NLabs Inc, a Delaware corporation (“NLabs”) made unsecured loans to Veea Inc., a Delaware corporation (the “Company”). NLabs is a principal stockholder of the Company and an affiliate of the Company’s Chief Executive Officer. The loans were in the principal amount of $500,000, $500,000, $500,000 and $150,000 and evidenced by the Demand Promissory Notes (the “Notes”). Interests on the Notes accrue and are payable at maturity at an annual rate equal to 10%, with interest calculated on the basis of a 365-day year and the actual days elapsed. The Notes and accrued interests thereon are payable upon the earlier of December 31, 2026 and demand by NLabs. The Company may prepay the Notes, in whole or in part, without penalty at any time. The proceeds of the Notes are for working capital purposes.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to a form of note, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Notes to NLabs is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Demand Promissory Note
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: October 2, 2026	By:	/s/ Greg Deisher
	Name:	Greg Deisher
	Title:	Acting Chief Financial Officer and Chief Operating Officer

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